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                                                                     Exhibit 4.1

REGISTERED                                                            REGISTERED

No.R-1                                       PRINCIPAL AMOUNT: $ 300,000,000
CUSIP 67019E AA 5                            MATURITY DATE: February 15, 2010

                                             INTEREST PAYMENT

REGISTERED OWNER: Cede & Co.                 DATES: February 15 and August 15

                                     NSTAR

                         8% NOTE DUE FEBRUARY 15, 2010

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF.

     Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"). to NSTAR or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     NSTAR, a voluntary association duly organized and validly existing under the laws of The Commonwealth of Massachusetts (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Owner, or registered assigns, the Principal Amount on the Maturity Date, except to the extent redeemed prior to the Maturity Date, and to pay interest on said principal sum semi-annually on each Interest Payment Date, commencing August 15, 2000, at the rate per annum specified in the title of this Security, from the February 15 or August 15, as the case may be, next preceding the date of this Security to which interest has been paid unless the date hereof is a date to which interest has been paid, in which case from the date of this Security, or unless no interest has been paid on this Security, in which case from the date of initial issuance until payment of said principal sum has been made or duly provided for and at such rate on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as otherwise provided in said Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the February 1 or August 1, as the case may be, next preceding such February 15 or August 15. The principal of (and premium, if any) and interest on this Security are payable in such coin or currency of the United States of America as at the time payment is legal tender for payment of public and


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private debts, at the office or agency of Bank One Trust Company, N.A.
(hereinafter called the "Indenture Trustee," which term includes any successor Indenture Trustee under the Indenture), as Indenture Trustee and Paying Agent, located at 14 Wall Street, 8th Floor, New York, New York 10005, or at such other office as the Indenture Trustee shall designate by written notice to the Registered Owner of this Security; provided that interest shall be paid by wire transfer in immediately available funds to an account located in the United States of America as the registered Holder hereof shall designate to the Indenture Trustee in writing at least 15 business days prior to such Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS, INCLUDING THE OPTIONAL REDEMPTION PROVISIONS, OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     THE NAME "NSTAR" MEANS THE TRUSTEES, AS TRUSTEES BUT NOT PERSONALLY, UNDER THE DECLARATION OF TRUST DATED APRIL 20, 1999, AS AMENDED FROM TIME TO TIME. Ably OBLIGATION, AGREEMENT, OR LIABILITY MADE, ENTERED INTO, OR INCURRED BY OR ON BEHALF OF NSTAR BINDS ONLY ITS TRUST ESTATE, AND NO SHAREHOLDER, DIRECTOR, TRUSTEE, OFFICER OR AGENT THEREOF ASSUMES OR SHALL BE HELD TO ANY LIABILITY ENTERED INTO ON BEHALF OF NSTAR.


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     This Security is one of a duly authorized issue of securities of the
Company (herein called the "Securities") issued under the Indenture dated as of January 12, 2000, between the Company and Bank One Trust Company, N.A., as Indenture Trustee, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Indenture Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as the 8% Notes due February 15, 2010.

     The Securities are redeemable, in whole or in part, at the Company's option at any time. The redemption price for the Securities to be redeemed will equal the greater of the following amounts, plus, in each case, accrued interest thereon to the redemption date: (i) 100% of the principal amount of the Securities to be redeemed or (ii) as determined by a Reference Treasury Dealer (as defined herein), the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of any payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined herein) plus 15 basis points. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. The Company will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Securities to be redeemed. Un less the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.

     The terms which follow, when used in this Security, shall have the following meanings: "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to thc Comparable Treasury Price for such redemption date; "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the remaining term of the Securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities; "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Indenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations; "Reference Treasury Dealer" means (i) each of Goldman, Sachs & Co, Salomon Smith Barney Inc., Banc One Capital Markets, Inc., Credit Suisse First Boston Corporation and FleetBoston Robertson Stephens Inc. and their respective successors, unless any of them ceases to be a primary U.S.
Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute another


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Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company; and "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Indenture Trustee, as Indenture Trustee and Paying Agent, located at 14 Wall Street, 8th Floor, New York, New York 10005, or at such other office as the Indenture Trustee shall designate by written notice to the Registered Owner of this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series, of any authorized denominations and for a like aggregate principal amount and tenor, will be issued to the designated transferee or transferees; provided, however, that the Indenture Trustee will not be required to register the transfer of or exchange any Security that has been called for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

     The Securities of this series are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount and tenor of Securities of this series of any authorized denomination, as requested by the Holder surrendering the same; provided, however, that the Company shall not be required to issue any Securities of this series of a denomination less than $1,000.

     No service charge (to the Holder) will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Indenture Trustee shall be entitled to withhold from all payments of principal of (and premium, if any) and interest on this Security any amounts required to be withheld under the applicable provisions of the Federal income tax laws of the United States at the time of such payments.

     Prior to due presentment for registration of transfer of this Security, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee, may treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Security be overdue


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and neither the Company, the Indenture Trustee nor any agent of the Company or
Indenture Trustee shall be affected by notice to the contrary.

     If an Event of Default shall occur and be continuing, the principal of the Securities of this series may be declared due and payable, and such declarations may be in certain events rescinded, in the manner and with the effect provided in the Indenture.

     The Indenture permits, to the extent therein provided, the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding if all of the Securities Outstanding are affected, or the Holders of a majority in aggregate principal amount of each series to be affected, in case one or more, but less than all, of the series of the Outstanding Securities are affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

     The Securities of this series are unsecured.

     All terms in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Security shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

     Unless the certificate of authentication hereon has been executed by the Indenture Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.


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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its seal.

                                                  NSTAR


Dated:______________________________              By:___________________________
                                                  Title:


                                                  Attest:


                                                  ______________________________
                                                  Title: Clerk/Secretary



               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                             BANK ONE TRUST COMPANY, N.A.,
                                                as Indenture Trustee


                                             By:_________________________
                                                 Authorized Signatory


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                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -                    Custodian
                         (Cust)                         (Minor)
                         under Uniform Gifts to Minors Act

                                        (State)

Additional abbreviations may also be used though not in the above list.


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                                   ASSIGNMENT

FOR VALUE RECEIVED, I or we sell, assign and transfer to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:


___________________________

_______________________________________________________________________
(Print or type name, address and zip code of assignee)

_______________________________________________________________________

the within Security and hereby irrevocably constitute and appoint ___________ attorney to transfer the said Security on the books of the Company with full power of substitution in its premises.

Dated: ________________________________ Signed: _______________________

Signatures must be guaranteed by a commercial bank or trust company or a member of a major stock exchange.

_________________________________
Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular, without alteration or enlargement or any change whatever.


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